                                                                     Exhibit 2.1



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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              ELTRAX SYSTEMS, INC.,

                         SOLEMN ACQUISITION CORPORATION

                                       AND

                        CEREUS TECHNOLOGY PARTNERS, INC.


                            DATED AS OF JUNE 12, 2000













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                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

ARTICLE I  THE MERGER                                                                                             4

    SECTION 1.1          THE MERGER...............................................................................4
    SECTION 1.2          EFFECTIVE TIME OF THE MERGER.............................................................4
    SECTION 1.3          CERTIFICATE OF INCORPORATION.............................................................5
    SECTION 1.4          BYLAWS...................................................................................5
    SECTION 1.5          OFFICERS.................................................................................5
    SECTION 1.6          DIRECTORS................................................................................5

ARTICLE II  CONVERSION OF SHARES                                                                                  5

    SECTION 2.1          CONVERSION OF CEREUS SHARES AND OPTIONS..................................................5
    SECTION 2.2          CONVERSION OF CEREUS ACQUIRING SUB SHARES................................................7
    SECTION 2.3          EXCHANGE OF CEREUS CERTIFICATES..........................................................7
    SECTION 2.4          NO FRACTIONAL SECURITIES.................................................................8
    SECTION 2.5          CLOSING..................................................................................9
    SECTION 2.6          CLOSING OF CEREUS TRANSFER BOOKS.........................................................9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF CEREUS                                                             9

    SECTION 3.1          ORGANIZATION AND QUALIFICATION...........................................................9
    SECTION 3.2          CAPITALIZATION..........................................................................10
    SECTION 3.3          SUBSIDIARIES............................................................................10
    SECTION 3.4          AUTHORITY; NON-CONTRAVENTION; APPROVALS.................................................11
    SECTION 3.5          REPORTS AND FINANCIAL STATEMENTS........................................................12
    SECTION 3.6          Employee Benefit Plans; Labor Matters; NO PARACHUTE PAYMENTS............................13
    SECTION 3.7          Certain Tax Matters.....................................................................16
    SECTION 3.8          Contracts; Debt Instruments.............................................................16
    SECTION 3.9          Litigation..............................................................................16
    SECTION 3.10         INTELLECTUAL PROPERTY...................................................................16
    SECTION 3.11         Taxes...................................................................................17
    SECTION 3.12         Interested Party Transactions...........................................................17
    SECTION 3.13         ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................17
    SECTION 3.14         REGISTRATION STATEMENT AND PROXY STATEMENT..............................................18
    SECTION 3.15         REORGANIZATION..........................................................................18
    SECTION 3.16         BROKERS AND FINDERS.....................................................................18
    SECTION 3.17         OPINION OF FINANCIAL ADVISOR............................................................18
    SECTION 3.18         HAZARDOUS SUBSTANCES AND HAZARDOUS WASTE................................................18



    SECTION 3.19         DISCLOSURE..............................................................................19

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND
                           CEREUS ACQUIRING SUB                                                                  20

    SECTION 4.1          ORGANIZATION AND QUALIFICATION..........................................................20
    SECTION 4.2          CAPITALIZATION..........................................................................20
    SECTION 4.3          SUBSIDIARIES............................................................................21
    SECTION 4.4          AUTHORITY; NON-CONTRAVENTION; APPROVALS.................................................21
    SECTION 4.5          REPORTS AND FINANCIAL STATEMENTS........................................................23
    SECTION 4.6          Employee Benefit Plans; Labor Matters; NO PARACHUTE PAYMENTS............................23
    SECTION 4.7          Certain Tax Matters.....................................................................26
    SECTION 4.8          Contracts; Debt Instruments.............................................................26
    SECTION 4.9          Litigation..............................................................................26
    SECTION 4.10         INTELLECTUAL PROPERTY...................................................................27
    SECTION 4.11         Taxes...................................................................................27
    SECTION 4.12         Interested Party Transactions...........................................................27
    SECTION 4.13         ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................28
    SECTION 4.14         REGISTRATION STATEMENT AND PROXY STATEMENT..............................................28
    SECTION 4.15         REORGANIZATION..........................................................................28
    SECTION 4.16         BROKERS AND FINDERS.....................................................................28
    SECTION 4.17         OPINION OF FINANCIAL ADVISOR............................................................29
    SECTION 4.18         HAZARDOUS SUBSTANCES AND HAZARDOUS WASTE................................................29
    SECTION 4.19         DISCLOSURE..............................................................................30

ARTICLE V                Conduct of Business Pending the Merger                                                  30

    SECTION 5.1          TRANSITION MATTERS......................................................................30
    SECTION 5.2          CONDUCT OF BUSINESS BY PARENT AND CEREUS PENDING THE MERGER.............................31
    SECTION 5.3          ACQUISITION TRANSACTIONS................................................................32

ARTICLE VI               ADDITIONAL AGREEMENTS                                                                   34

    SECTION 6.1          ACCESS TO INFORMATION...................................................................34
    SECTION 6.2          REGISTRATION STATEMENT AND PROXY STATEMENT..............................................35
    SECTION 6.3          STOCKHOLDERS' APPROVALS.................................................................35
    SECTION 6.4          COMPLIANCE WITH THE SECURITIES ACT......................................................36
    SECTION 6.5          EXPENSES AND FEES.......................................................................36
    SECTION 6.6          AGREEMENT TO COOPERATE..................................................................36
    SECTION 6.7          PUBLIC STATEMENTS.......................................................................37
    SECTION 6.8          NOTIFICATION OF CERTAIN MATTERS.........................................................37
    SECTION 6.9          DIRECTORS' AND OFFICERS' INDEMNIFICATION................................................38



    SECTION 6.10         CORRECTIONS TO THE JOINT PROXY STATEMENT/ PROSPECTUS AND REGISTRATION STATEMENT.........38
    SECTION 6.11         LISTING.................................................................................39
    SECTION 6.12         PARENT BOARD OF DIRECTORS...............................................................39
    SECTION 6.13         BRIDGE FACILITY.........................................................................39
    SECTION 6.14         EMPLOYMENT AGREEMENTS...................................................................39
    SECTION 6.15         EXECUTIVE OFFICERS OF PARENT............................................................39
    SECTION 6.16         REVERSE STOCK SPLIT; CORPORATE NAME.....................................................39

ARTICLE VII              CONDITIONS                                                                              40

    SECTION 7.1          CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..............................40
    SECTION 7.2          ADDITIONAL CONDITIONS TO OBLIGATION OF CEREUS TO EFFECT THE MERGER......................41
    SECTION 7.3          ADDITIONAL CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER......................42

ARTICLE VIII             TERMINATION, AMENDMENT AND WAIVER                                                       43

    SECTION 8.1          TERMINATION.............................................................................43
    SECTION 8.2          EFFECT OF TERMINATION...................................................................44
    SECTION 8.3          AMENDMENT...............................................................................45
    SECTION 8.4          WAIVER..................................................................................45
    SECTION 8.5          TERMINATION FEES AND EXPENSES...........................................................45

ARTICLE IX               GENERAL PROVISIONS                                                                      46

    SECTION 9.1          NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................46
    SECTION 9.2          NOTICES.................................................................................46
    SECTION 9.3          INTERPRETATION..........................................................................48
    SECTION 9.4          GOVERNING LAW...........................................................................48
    SECTION 9.5          ARBITRATION.............................................................................48
    SECTION 9.6          COUNTERPARTS, TELECOPIED SIGNATURES.....................................................48
    SECTION 9.7          PARTIES IN INTEREST.....................................................................48
    SECTION 9.8          MISCELLANEOUS...........................................................................49

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of June 12, 2000 (the "AGREEMENT"), is by and among ELTRAX SYSTEMS, INC., a Minnesota corporation ("PARENT"), SOLEMN ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("CEREUS ACQUIRING SUB"), and CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation ("CEREUS"). Parent and Cereus are sometimes together referred to collectively as the "COMPANIES" and, individually, as a "COMPANY".


                                    RECITALS

         A.   The Boards of Directors of Parent, Cereus Acquiring Sub and
Cereus have approved the merger of Cereus Acquiring Sub with and into Cereus, upon the terms and subject to the conditions set forth herein (the "MERGER"), and deem it advisable and in the best interests of their respective shareholders that the Merger be consummated.

         B. For federal income tax purposes, the parties intend to adopt this Agreement as a tax-free reorganization and to consummate the Merger in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder.

         C. The parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement (the "TRANSACTIONS").

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER


         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Cereus Acquiring Sub shall be merged with and into Cereus and the separate existence of Cereus Acquiring Sub shall thereupon cease. Cereus shall be the surviving corporation in the Merger and a wholly-owned subsidiary of Parent and is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "EFFECTIVE TIME") as shall be stated in certificate of merger, in a form mutually acceptable to Parent and Cereus, to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "MERGER FILING"), concurrently with the closing of the Transactions in accordance with Section 2.5.

         SECTION 1.3 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall, after the Effective Time, be the Certificate of Incorporation of Cereus Acquiring Sub, and thereafter may be amended in accordance with their terms and as provided in the DGCL.

         SECTION 1.4 BYLAWS. The Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time shall, after the Effective Time, be the Bylaws of Cereus Acquiring Sub and (subject to Section 6.9) thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

         SECTION 1.5 OFFICERS. The officers of the Surviving Corporation after the Effective Time shall be the officers of Cereus Acquiring Sub in office immediately prior to the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

         SECTION 1.6 DIRECTORS. The directors of the Surviving Corporation after the Effective Time shall be the directors of Cereus Acquiring Sub in office immediately prior to the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE II
                              CONVERSION OF SHARES


         SECTION 2.1 CONVERSION OF CEREUS SHARES AND OPTIONS. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Cereus:

                        (a)    Subject to  paragraphs  (b) and (e) of this
Section 2.1, each share of the common stock, par value $.01 per share, of Cereus (the "CEREUS COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, without interest,
1.667 fully paid and nonassessable shares (the "EXCHANGE RATIO") of the common stock, par value $.01 share of Parent ("PARENT COMMON STOCK"); provided, however, that if Parent sells (in one or more transactions) any part of its Hospitality Services Group (as defined in Parent's Form 10-K for the fiscal year ended December 31, 1999) for $8.0 million or more in cash in the aggregate at or prior to the Effective Time, in one or more transactions consented to in writing by Cereus, which consent will not be unreasonably withheld or delayed (and which consent will be granted if the consideration for the assets of the Hospitality Services Group (the "HOSPITALITY ASSETS") proposed to be in sold in such transaction or transactions is not materially less than the estimated value thereof previously agreed to by the Companies in writing), then the Exchange Ratio shall decrease (i) by an amount equal to (1) .007 divided by (2) 1,000,000 for each $1.00 in cash received by Parent at or prior to the Effective Time upon the sale of such assets; and (ii) an amount equal to (1) .0035 divided by (2) 1,000,000 for each $1.00 in principal amount payable to Parent on or prior to the one year anniversary of the Closing Date (as defined in Section 2.5) pursuant to the terms of any full recourse promissory note received by Parent upon the sale of such assets, provided that the repayment of such promissory note is not contingent upon any post-closing event or performance and is not subject to any contractual right of set off and that such promissory note is adequately secured, bears interest at a market rate, and has a fixed repayment schedule and principal amount;

                        (b) Each share of Cereus Common Stock held by Cereus or any of its Subsidiaries (as defined in Section 3.3), and any shares of Cereus Common Stock owned by Parent, Cereus Acquiring Sub or any other Subsidiary of Parent, other than shares under any existing employee benefit plan which are held by either Company as trustee, shall be cancelled;

                        (c) Each option or warrant granted by Cereus to purchase shares of Cereus Common Stock that is outstanding and unexercised immediately prior thereto (an "CEREUS STOCK OPTION"), whether vested or unvested at the Effective Time, shall cease to represent a right to acquire shares of Cereus Common Stock and shall be converted automatically into an option to purchase a number of shares of Parent Common Stock (a "PARENT OPTION") equal to the number of shares of Cereus Common Stock that could be purchased under such Cereus Stock Option multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the per share exercise price of such Cereus Stock Option divided by the Exchange Ratio; provided, however, that any fractional shares of Parent Common Stock resulting from such determination shall be rounded down to the nearest share. The adjustments provided herein with respect to any Cereus Stock Option that is an "incentive stock option" (as defined in section 422 of the Code) shall be and are intended to be effected in a manner that is consistent with section 424(a) of the Code; and

                        (d) Any Cereus plans governing the issuance and administration of the Cereus Stock Options (the "CEREUS OPTION PLANS") shall terminate, and within 90 days following the Closing Date, each holder of a Cereus Stock Option will receive an award agreement with respect to the Parent Options they acquire pursuant to Section 2.1(c) above, which shall preserve the remaining exercise period and vesting schedule (if any) of such converted Cereus Stock Options and, if applicable, shall preserve the status of any converted Cereus Stock Options as "incentive stock options" (as defined in Section 422 of the Code). Cereus shall take all actions necessary to ensure that following the Effective Time, no holder of Cereus Stock Options or any participant in the Cereus Option Plans or any other plans, programs, agreements or arrangements shall have any right thereunder to acquire any equity securities of Cereus, the Surviving Corporation or any subsidiary of either of the foregoing.

                        (e) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Cereus Common Stock held by a Cereus stockholder entitled to and validly exercising appraisal rights pursuant to Section 262 of the DGCL (a "DISSENTING STOCKHOLDER") shall not be converted as described in Section 2.1(a) but, as of the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the laws of the State of Delaware; provided, however, that the shares of Cereus Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, withdraw his or her demand for appraisal or lose his or her right of appraisal, in either case pursuant to the DGCL shall be deemed to be converted at the Effective Time into the right to receive shares of Parent Common Stock in accordance with Section 2.1(a). Cereus shall give Parent (i) prompt notice of any written demands for appraisal of shares of Cereus Common Stock received by Cereus and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands.

         SECTION 2.2 CONVERSION OF CEREUS ACQUIRING SUB SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, each issued and outstanding share of common stock, $.01 par value per share, of Cereus Acquiring Sub shall be converted into one share of common stock, $.01 par value per share of the Surviving Corporation.

         SECTION 2.3    EXCHANGE OF CEREUS CERTIFICATES.

                        (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Cereus Common Stock (individually, a "CERTIFICATE" and, collectively, the "CERTIFICATES"), shall receive in exchange therefor, upon surrender thereof to an exchange agent reasonably satisfactory to Parent (the "EXCHANGE AGENT"), a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.1 based on the Exchange Ratio. Notwithstanding any other provision of this Agreement, (i) until holders or transferees of Certificates have surrendered them for exchange as provided herein, no dividends or other distributions shall be paid with respect to any shares represented by such Certificates and no payment for fractional shares shall be made and (ii) without regard to when such Certificates representing shares of Cereus Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions or any payment for fractional shares. Upon surrender of a Certificate, there shall be paid to the holder of such Certificate the amount of any dividends or other distributions which became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender.

                        (b) On the Closing Date, Parent shall make available to the Exchange Agent, for the benefit of each holder of Cereus Common Stock, a sufficient number of certificates representing shares of Parent Common Stock required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 2.4.

                        (c) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates (as shown on the books of Cereus's Exchange Agent as of the Effective Time) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of the Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Certificates shall receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Cereus Common Stock, heretofore represented by the Certificates so surrendered, shall have been converted pursuant to the provisions of Section 2.1 based on the Exchange Ratio, and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Common Stock for the account of the persons entitled thereto.

                        (d) Promptly following the date which is 12 months after the Effective Time, the Exchange Agent shall deliver to Parent all cash, certificates (including any Parent Common Stock) and other documents in its possession relating to the Transactions, and the Exchange Agent's duties shall terminate. Thereafter, any holders of Certificates shall contact Parent directly in order to exchange such Certificates for shares of Parent Common Stock.

         SECTION 2.4 NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement, no certificates or scrip representing less than one share of Parent Common Stock shall be issued in the Merger, and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of shares of Cereus Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing price per share of Parent Common Stock, as reported by The Wall Street Journal (Eastern Edition), as of the close of business on the business day immediately preceding the Closing Date.

         SECTION 2.5 CLOSING. The closing (the "CLOSING") of the Transactions shall take place simultaneously at a location mutually agreeable to Cereus and Parent as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Article VII is fulfilled or waived, or at such other time and place as Parent and Cereus shall agree. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

         SECTION 2.6 CLOSING OF CEREUS TRANSFER BOOKS. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of Cereus, except for the right to receive shares of Parent Common Stock pursuant to Section 2.1 and the right to receive cash for payment of fractional shares pursuant to Section 2.4. At the Effective Time, the stock transfer books of Cereus shall be closed and no transfer of shares of Cereus Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Certificates are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for shares of Parent Common Stock in accordance with this Article II.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF CEREUS


         Except as disclosed in the Cereus SEC Reports (as defined in Section 3.5) or as set forth in the Cereus Disclosure Schedule delivered by Cereus to Parent prior to the execution of this Agreement (the "Cereus Disclosure Schedule"), Cereus represents and warrants to Parent that the following statements are true and correct as of the date hereof.


         SECTION 3.1 ORGANIZATION AND QUALIFICATION. Cereus is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Cereus is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have, or be reasonably expected to have, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Cereus and its Subsidiaries, taken as a whole, other than any change, circumstance or effect (i) relating to or resulting from the economy or securities markets in general, (ii) relating to or resulting from the industries in which Cereus or Parent operate and not uniquely relating to Cereus or Parent, or (iii) resulting from the announcement or existence of this Agreement and the Transactions (a "CEREUS MATERIAL ADVERSE EFFECT"), and copies of good standing certificates evidencing such qualification will be delivered to Parent at or prior to the Closing, in each case bearing a date within thirty (30) days prior to the Closing Date. True, accurate and complete copies of Cereus's Certificate of Incorporation and Bylaws, in each case as in effect the date hereof, including all amendments thereto, have been delivered to Parent. All jurisdictions in which Cereus owns, uses or operates property, and any qualifications in such jurisdictions, are listed on Schedule 3.1.

         SECTION 3.2    CAPITALIZATION.

                        (a) As of the date hereof, the authorized capital stock of Cereus consists of 50,000,000 shares of Cereus Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("CEREUS PREFERRED STOCK"). As of June 9, 2000, (i) 8,961,953 shares of Cereus Common Stock were issued and outstanding, all of which were validly issued and were fully paid, nonassessable and free of preemptive rights, (ii) no shares of Cereus Preferred Stock were issued and outstanding, (iii) 4,931,379 shares of Cereus Common Stock were reserved for issuance pursuant to the Cereus Option Plans, (iv) 7,843,693 shares of Cereus Common Stock were reserved for issuance upon exercise of outstanding warrants and options not issued under the Cereus Option Plans, and (v) no shares of Cereus Common Stock were reserved for issuance upon conversion of outstanding convertible debentures and outstanding convertible notes.

                        (b)    Except  as  set  forth  in   subsection   (a)
above or as otherwise contemplated by this Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, and also including any rights plan or other anti-takeover agreement, obligating Cereus or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Cereus or obligating Cereus or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment. Except as otherwise disclosed in the Cereus SEC Reports, there are no voting trusts, proxies or other agreements or understandings to which Cereus or any of its Subsidiaries is a party or is bound with respect to the voting of any shares of capital stock of Cereus.

         SECTION 3.3 SUBSIDIARIES. Identified in Section 3.3 of the Cereus Disclosure Schedule is each direct and indirect Subsidiary (as defined below) of Cereus. Each such Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted; and (ii) is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, all such qualifications being listed in Section 3.3 of the Cereus Disclosure Schedule, except in all cases where the failure to be so qualified and in good standing would not, when taken together with all such other failures, result in a Cereus Material Adverse Effect. At or prior to Closing, copies of good standing certificates evidencing such qualification will be delivered to Parent in each case bearing a date within thirty (30) days prior to the Closing Date. All of the outstanding shares of capital stock or other equity interests of each Subsidiary of Cereus are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Cereus, free and clear of any liens, claims or encumbrances. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock or other equity interests of any Subsidiary of Cereus, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "SUBSIDIARY" shall mean, when used with reference to any person or entity, any corporation, partnership, limited liability company, joint venture or other entity of which such person or entity (either acting alone or together with its other Subsidiaries) owns, directly or indirectly, 50% or more of the capital stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, joint venture or other entity.

         SECTION 3.4    AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                        (a)    Cereus  has full  corporate  power  and
authority to enter into this Agreement and, subject to the Cereus Stockholders' Approval (as defined in Section 6.3(a)) and the Cereus Required Statutory Approvals (as defined in Section 3.4(c)), to consummate the Transactions. This Agreement has been approved by the Board of Directors of Cereus and no other corporate proceeding on the part of Cereus is necessary to authorize the execution and delivery of this Agreement and, except for the Cereus Stockholders' Approval, the consummation by Cereus of the Transactions. This Agreement has been duly executed and delivered by Cereus and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of Cereus, enforceable against it in accordance with its terms.

                        (b)    The  execution  and  delivery  of  this
Agreement by Cereus do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Cereus or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of Cereus or any of its Subsidiaries, (ii) other than as provided in Section 3.4(c), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Cereus or any of its Subsidiaries or any of their respective properties or assets or (iii) except as set forth in Section 3.4(b) of the Cereus Disclosure Schedule, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Cereus or any of its Subsidiaries is now a party or by which Cereus or any of its Subsidiaries or any of their respective properties or assets may be bound or affected.

The consummation by Cereus of the Transactions will not result in any violation, conflict, breach, termination, acceleration or creation of liens under the immediately preceding sentence, subject: (A) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Cereus Required Statutory Approvals and the Cereus Stockholder's Approval and (B) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective
Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b)(and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, result in a Cereus Material Adverse Effect.

                        (c) Except for (i) the filing of the Registration Statement and Joint Proxy Statement/ Prospectus (as such terms are defined in Section 3.14) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration of the effectiveness by the SEC and filings with or approvals from various state blue sky authorities, (ii) the making of the Merger Filing, (iii) the filings by Cereus required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and (iv) any required filings with or approvals from NASDAQ or NASD (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "CEREUS REQUIRED STATUTORY APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Cereus or the consummation by Cereus of the Transactions, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, result in a Cereus Material Adverse Effect.

         SECTION 3.5 REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1997, Cereus has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. No Subsidiary of Cereus is required to file any form, report or other document with the SEC. Cereus has previously made available to Parent, via its EDGAR filings where available, copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-KSB (as amended on Form 10-KSB/A) for the fiscal years ended December 31, 1999, 1998 and 1997, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special), (ii) actions by written consent in lieu of a stockholders' meeting, in each case from January 1, 1998 until the date hereof, (c) all other reports, including quarterly reports, and registration statements filed by Cereus with the SEC since January 1, 1997 (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "Cereus SEC Reports"), and (d) all material documents associated with the Mineral Transaction (as defined in Cereus's Form 10-KSB for the fiscal year ended December 31, 1999). As of their respective dates, the Cereus SEC Reports contained no untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements for the fiscal year ended December 31, 1999 and the two prior fiscal years, and the unaudited consolidated financial statements of Cereus included in Cereus's Quarterly Reports on Form 10-QSB for the period ended March 31, 2000 (collectively, the "CEREUS FINANCIAL STATEMENTS"), have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Cereus and its Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

         SECTION 3.6    EMPLOYEE BENEFIT PLANS; LABOR MATTERS; NO PARACHUTE
PAYMENTS.

                        (a) Section 3.6(a) of the Cereus Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, whether legally enforceable or not, to which Cereus or any Subsidiary of Cereus is a party, with respect to which Cereus or any Subsidiary of Cereus has any obligation or which are maintained, contributed to or sponsored by Cereus or any Subsidiary of Cereus for the benefit of any current or former employee, officer or director of Cereus or any Subsidiary of Cereus (collectively, the "CEREUS BENEFIT PLANS"). With respect to each Cereus Benefit Plan, Cereus has delivered, or prior to Closing will deliver, or make available to Parent a true, complete and correct copy of (i) such Cereus Benefit Plan and the most recent summary plan description related to such Cereus Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Cereus Benefit Plan, (iii) the most recent annual report (Form
5500) filed with the Internal Revenue Service ("IRS")with respect to such Cereus Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Cereus Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Cereus Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither Cereus nor any Subsidiary of Cereus has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Cereus Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                        (b) None of the Cereus Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which Cereus or any Subsidiary of Cereus could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Cereus Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Cereus or any Subsidiary of Cereus.

                        (c) Each Cereus Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Cereus Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Cereus SEC Reports prior to the date of this Agreement. Except as set forth in Schedule 3.6(c), with respect to the Cereus Benefit Plans, no event has occurred and, to the knowledge of Cereus, there exists no condition or set of circumstances in connection with which Cereus or any Subsidiary of Cereus could be subject to any liability under the terms of such Cereus Benefit Plans, ERISA, the Code or any other applicable law which would reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect. No legal action, suit or claim is pending or, to the knowledge of Cereus, threatened with respect to any Cereus Benefit Plan (other than claims for benefits in the ordinary course).

                        (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect: (i) each Cereus Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Cereus Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Cereus Benefit Plan or the exempt status of any such trust; (ii) each trust maintained or contributed to by Cereus or any Subsidiary of Cereus which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status; (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Cereus Benefit Plan; (iv) neither Cereus nor any Subsidiary of Cereus has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability; (v) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Cereus Benefit Plan; (vi) no Cereus Benefit

Plan is subject to Title IV of ERISA; (vii) none of the assets of Cereus or any Subsidiary of Cereus is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither Cereus nor any Subsidiary of Cereus has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security; (viii) all contributions, premiums or payments required to be made with respect to any Cereus Benefit Plan have been made on or before their due dates; and (ix) all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance.

                        (e) Neither Cereus nor any Subsidiary of Cereus is a party to any collective bargaining or other labor union contract applicable to persons employed by Cereus or any Subsidiary of Cereus and no collective bargaining agreement is being negotiated by Cereus or any Subsidiary of Cereus. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Cereus or any Subsidiary of Cereus pending or, to the knowledge of Cereus, threatened which may interfere with the respective business activities of Cereus or any Subsidiary of Cereus, except where such dispute, strike or work stoppage would not reasonably be expected to have a Cereus Material Adverse Effect. As of the date of this Agreement, to the knowledge of Cereus, there is no charge or complaint against Cereus or any Subsidiary of Cereus pending before the National Labor Relations Board or any comparable governmental entity pending or threatened in writing, except where such unfair labor practice, charge or complaint would not reasonably be expected to have a Cereus Material Adverse Effect.

                        (f) Cereus has delivered or made available to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Cereus and each Subsidiary of Cereus providing for annual compensation in excess of $200,000, (ii) all severance plans, agreements, programs and policies of Cereus and each Subsidiary of Cereus with or relating to their respective employees or consultants, and (iii) all plans, programs, agreements and other arrangements of Cereus and each Subsidiary of Cereus with or relating to their respective employees or consultants which contain "change of control" provisions.

                        (g) No employee of Cereus or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits sunder any Cereus Benefit Plan as a result of the Transactions. No amount payable, or economic benefit provided, by Cereus or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code. No person is entitled to receive any additional payment from Cereus or its Subsidiaries or any other person in the event that the excise tax of Section 4999 of the Code is imposed on such person.

         SECTION 3.7 CERTAIN TAX MATTERS. Neither Cereus nor, to the knowledge of Cereus, any of its affiliates has taken or agreed to take any action that would reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. Cereus is not aware of any agreement, plan or other circumstances that would reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

         SECTION 3.8 CONTRACTS; DEBT INSTRUMENTS. There is no contract or agreement that is material to the business, financial condition or results of operations of Cereus and its Subsidiaries taken as a whole. Except as disclosed in Schedule 3.8, neither Cereus nor any Subsidiary of Cereus is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect. Set forth in Section 3.8 of the Cereus Disclosure
Schedule is a description of any material changes to the amount and terms of the indebtedness of Cereus and its subsidiaries as described in the notes to the financial statements incorporated in Cereus's March 31, 2000 Form 10-QSB.

         SECTION 3.9 LITIGATION. There is no suit, claim, action, proceeding or investigation pending, to the knowledge of Cereus, or threatened against Cereus or any Subsidiary of Cereus before any governmental entity that would reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of Cereus, there are no existing facts or circumstances that would reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, Cereus is not aware of any facts or circumstances which would reasonably be expected to result in the denial of insurance coverage under policies issued to Cereus and its Subsidiaries in respect of such suits, claims, actions, proceedings and investigations for which Cereus has a reasonable expectation of obtaining insurance coverage, except in any case as would not reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect or as a result of the execution of this Agreement and consummation of transactions hereunder. Neither Cereus nor any Subsidiary of Cereus is subject to any outstanding order, writ, injunction or decree which would reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect.

         SECTION 3.10 INTELLECTUAL PROPERTY. Except as would not reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect, (i) Cereus and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights and copyright registrations and applications, copyright rights, service marks, trade secrets, applications for trademarks and for service marks, know- how and other proprietary rights and information used or held for use in connection with the respective businesses of Cereus and its Subsidiaries as currently conducted (collectively, the "CEREUS IP"), free and clear of all liens, and (ii) Cereus is unaware of any assertion or claim challenging the ownership, use or validity of any of the foregoing. The licenses associated with the Cereus IP are valid and binding obligations of Cereus, enforceable in accordance with their terms, and there are no material breaches or defaults thereunder. The conduct of the respective businesses of Cereus and its Subsidiaries as currently conducted does not infringe upon any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, copyright or copyright right of any third party that would reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect. To the knowledge of Cereus, there are no infringements of any proprietary rights owned by or licensed by or to Cereus or any Subsidiary of Cereus that could reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect.

         SECTION 3.11 TAXES. Except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Cereus Material Adverse Effect, (i) Cereus and each of its Subsidiaries has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority, taking into account any extension of time to file granted to or obtained on behalf of Cereus and its Subsidiaries, (ii) all taxes shown to be payable on such returns or reports have been or will be paid, (iii) as of the date hereof, no deficiencies for any amount of tax have been asserted or assessed by any taxing authority against Cereus or any Subsidiary of Cereus that are not adequately reserved for and (iv) the most recent financial statements contained in the Cereus SEC Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by Cereus and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         SECTION 3.12 INTERESTED PARTY TRANSACTIONS. Except for transactions of the type described in the Cereus SEC Reports which have occurred since March 31, 2000 in the ordinary course of business, since March 31, 2000, no executive officer, director or stockholder of Cereus or any of its Subsidiaries has engaged in any business dealings with Cereus or any of its Subsidiaries (other than any such business dealings that would not be required to be disclosed in a proxy statement satisfying the requirements of Regulation 14A promulgated under the Exchange Act filed on the date hereof).

         SECTION 3.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2000, there has not been (i) any change that would result in a Cereus Material Adverse Effect , (ii) any event or occurrence which, insofar as can be reasonably foreseen, would in the future result in a Cereus Material Adverse Effect, or (iii) any entry into a commitment or transaction material to Cereus and its Subsidiaries taken as a whole (including any merger, acquisition, borrowing of money or sales of assets), except in the ordinary course of business consistent with past practice or undertaken with the knowledge of Parent.

         SECTION 3.14 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Cereus or its Subsidiaries for inclusion in (i) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "REGISTRATION STATEMENT") or (ii) the proxy statement to be distributed in connection with Cereus's and Parent's meetings of their respective stockholders to vote upon this Agreement and the Transactions, and any amendments thereof or supplements thereto (the "PROXY STATEMENT" and, together with the prospectus included in the Registration Statement, the "JOINT PROXY STATEMENT/PROSPECTUS") will, in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the meetings of stockholders of Parent and Cereus to be held in connection with the Transactions, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the stockholders of Parent and Cereus, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

         SECTION 3.15 REORGANIZATION. None of Cereus or its Subsidiaries has willfully taken or agreed to or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 3.16 BROKERS AND FINDERS. Cereus has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Cereus to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the Transactions, except The Robinson-Humphrey Company, LLC ("ROBINSON-HUMPHREY"), whose fees and expenses will be paid by Cereus in accordance with Cereus's agreement with Robinson-Humphrey, based upon arrangements made by or on behalf of Cereus and previously disclosed to Parent.

         SECTION 3.17 OPINION OF FINANCIAL ADVISOR. Robinson-Humphrey has rendered an opinion to the Board of Directors of Cereus to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Cereus Common Stock from a financial point of view; it being understood and acknowledged by Cereus that such opinion has been rendered for the benefit of the Board of Directors of Cereus and is not intended to, and may not, be relied upon by Parent, its affiliates or their respective Subsidiaries. Robinson-Humphrey has authorized the inclusion of its opinion in the Joint Proxy Statement/Prospectus.

         SECTION 3.18   HAZARDOUS SUBSTANCES AND HAZARDOUS WASTE.

                        (a) There is not now, nor has there ever been, any disposal, release or threatened release of Hazardous Material (as defined below) on, from or under properties now or ever owned or leased by or to Cereus or its Subsidiaries (the "CEREUS PROPERTIES") and there has not been generated by or on behalf of Cereus or its Subsidiaries any Hazardous Material that would result in a material adverse effect to the business of Cereus or its Subsidiaries, taken as a whole. No Hazardous Material has been disposed of or allowed to be disposed of by Cereus or its Subsidiaries, by any other party, on or off any of the Cereus Properties during the period that Cereus or its Subsidiaries owned or leased the property which may give rise under applicable Environmental Law to a clean-up responsibility, personal injury liability or property damage claim against Cereus or its Subsidiaries or Cereus or its Subsidiaries being named a potentially responsible party for any such clean-up costs, personal injuries or property damage or create any cause of action by any third party against Cereus or its Subsidiaries. For purposes of this subsection, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. The term "Hazardous Material" means any material or substance which is (i) defined as a "hazardous waste" or a "hazardous substance" under applicable Law, (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. The term "Environmental Laws" means any law, statute, ordinance, rule or regulation of any governmental authority for which the primary purpose is to control pollution and protect the environment, including the statutes referenced above in this paragraph.

                        (b)    None  of  Cereus  or  its   Subsidiaries'
operations at the Cereus Properties is (or, with respect to past Cereus Properties and Cereus Properties of former Subsidiaries, was at the time of disposition) in violation of any Environmental Law (with respect to past Cereus Properties and Cereus Properties of former Subsidiaries, Environmental Laws in effect at the time of disposition) relating to industrial hygiene or to the environmental conditions on, under or about such Cereus Properties, including, without limitation, soil and ground water condition and there are (or at the time of disposition were) no underground tanks or related piping, conduits or related structures used by Cereus or its Subsidiaries in the conduct of its business at such properties. During the period that Cereus or its Subsidiaries owned or leased the Cereus Properties, neither Cereus nor its Subsidiaries nor any third party used, generated, manufactured or stored on, under or about such Cereus Properties or transported to or from such Cereus Properties any Hazardous Material.

         SECTION 3.19 DISCLOSURE. The representations and warranties of Cereus in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                            AND CEREUS ACQUIRING SUB


         Except as disclosed in the Parent SEC Reports (as defined in Section 4.5) or as set forth in the Parent Disclosure Schedule delivered by Parent to Cereus prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and Cereus Acquiring Sub jointly and severally represent and warrant to Cereus that the following statements are true and correct as of the date hereof.

         SECTION 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Cereus Acquiring Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Cereus Acquiring Sub is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have, or be reasonably expected to have, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its Subsidiaries, taken as a whole, other than any change, circumstance or effect (i) relating to or resulting from the economy or securities markets in general, (ii) relating to or resulting from the industries in which Cereus or Parent operate and not uniquely relating to Cereus or Parent, or (iii) resulting from the announcement or existence of this Agreement and the Transactions (a "PARENT MATERIAL ADVERSE EFFECT"), and copies of good standing certificates evidencing such qualification will be delivered to Cereus at or prior to the Closing, in each case bearing a date within thirty (30) days prior to the Closing Date.

         SECTION 4.2    CAPITALIZATION.

                        (a) As of the date hereof, the authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, $.01 par value per share, and 1,000,000 shares of preferred stock, par value $.01 per share ("PARENT PREFERRED STOCK"). As of June 9, 2000, (i) 25,467,250 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights,
(ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) 6,700,103 shares of Parent Common Stock were reserved for issuance pursuant to one or more plans of Parent governing the issuance and administration of Parent Options (the "PARENT OPTION PLANS"), (iv) 540,000 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding warrants and options not issued under the Parent Option Plans, and (v) no shares of Parent Common Stock were reserved for issuance upon conversion of outstanding convertible debentures and outstanding convertible notes.

                        (b)    Except  as  set  forth  in   subsection   (a)
above or as otherwise contemplated by this Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment. Except as otherwise disclosed in the Parent SEC Reports, there are no voting trusts, proxies or other agreements or understandings to which Parent or any of its Subsidiaries is a party or is bound with respect to the voting of any shares of capital stock of Parent.

         SECTION 4.3 SUBSIDIARIES. Identified on Schedule 4.3 is each direct and indirect Subsidiary of Parent. Each such Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted; and (ii) is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, all such qualifications being listed in Section 4.3 of the Parent Disclosure Schedule, except in all cases where the failure to be so qualified and in good standing would not, when taken together with all such other failures, result in a Parent Material Adverse Effect. At or prior to Closing, copies of good standing certificates evidencing such qualification will be delivered to Cereus in each case bearing a date within thirty (30) days prior to the Closing Date. All of the outstanding shares of capital stock or other equity interests of each Subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent, free and clear of any liens, claims or encumbrances, except that such shares are pledged to secure Parent's credit facilities. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock or other equity interests of any corporate Subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement.

         SECTION 4.4    AUTHORITY; NON-CONTRAVENTION; APPROVALS.

                        (a) Each of Parent and Cereus Acquiring Sub has full corporate power and authority to enter into this Agreement and, subject to the Parent Stockholders' Approval (as defined in Section 6.3(b)) and the Parent Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the Transactions. This Agreement has been approved by the Board of Directors of each of Parent and Cereus Acquiring Sub and no other corporate proceeding on the part of Parent or Cereus Acquiring Sub is necessary to authorize the execution and delivery of this Agreement and, except for the Parent Stockholders' Approval, the consummation by Parent and Cereus Acquiring Sub of the

Transactions. This Agreement has been duly executed and delivered by each of Parent and Cereus Acquiring Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of each of Parent and Cereus Acquiring Sub, enforceable against each in accordance with its terms.

                        (b) The execution and delivery of this Agreement by each of Parent and Cereus Acquiring Sub do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its Subsidiaries, (ii) other than as provided in Section 4.4(c), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (iii) except as set forth in Section 4.4(b) of the Parent Disclosure Schedule, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by each of Parent and Cereus Acquiring Sub of the Transactions will not result in any violation, conflict, breach, termination, acceleration or creation of liens under the immediately preceding sentence, subject (A) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals and the Parent Stockholder's Approval and (B) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective
Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b) (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, result in a Parent Material Adverse Effect.

                        (c) Except for (i) the filing of the Registration Statement and Joint Proxy Statement/ Prospectus with the SEC pursuant to the Exchange Act and the Securities Act, and the declaration of the effectiveness thereof by the SEC and filings with various or approvals from state blue sky authorities, (ii) the making of the Merger Filing, (iii) the filings by Parent required by the HSR Act and (iv) any required filings with or approvals from the NASDAQ or NASD (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "PARENT REQUIRED STATUTORY APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the Transactions, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, result in a Parent Material Adverse Effect.

         SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1997, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. No Subsidiary of Parent is required to file any form, report or other document with the SEC. Parent has previously made available to Cereus, via its EDGAR filings where available, copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-K (as amended on Form 10-K/A) for the fiscal years ended December 31, 1998 and December 31, 1999, Annual Report on Form 10-KSB (as amended on Form 10-KSB/A) for the fiscal year ended December 31, 1997, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting, in each case from January 1, 1998 until the date hereof, and (c) all other reports, including quarterly reports, and registration statements filed by Parent with the SEC since January 1, 1997 (the documents referred to in clauses
(a), (b) and (c) are collectively referred to as the "PARENT SEC REPORTS"). As of their respective dates, neither the Parent SEC Reports nor the documents describing the Mineral Transaction contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements for the fiscal year ended December 1999 and the two prior fiscal years, and the unaudited consolidated financial statements of Parent included in Parent's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (collectively, the "PARENT FINANCIAL STATEMENTS"), have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

         SECTION 4.6    EMPLOYEE BENEFIT PLANS; LABOR MATTERS; NO PARACHUTE
PAYMENTS.

                        (a) Section 4.6(a) of the Parent Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, whether legally enforceable or not, to which Parent or any Subsidiary of Parent is a party, with respect to which Parent or any Subsidiary of Parent has any obligation or which are maintained, contributed to or sponsored by Parent or any Subsidiary of Parent for the benefit of any current or former employee, officer or director of Parent or any Subsidiary of Parent (collectively, the "PARENT BENEFIT PLANS"). With respect to each Parent Benefit Plan, Parent has delivered, or prior to Closing will deliver, or make available to Parent a true, complete and correct copy of
(i) such Parent Benefit Plan and the most recent summary plan description related to such Parent Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS) with respect to such Parent Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Parent Benefit Plan and
(v) the most recent determination letter issued by the IRS with respect to such Parent Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither Parent nor any Subsidiary of Parent has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Parent Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                        (b) None of the Parent Benefit Plans is a Multiemployer Plan or a Multiple Employer Plan. None of the Parent Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Parent or any Subsidiary of Parent.

                        (c) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in Parent Reports prior to the date of this Agreement. Except as set forth in Schedule 4.6(c), with respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Subsidiary of Parent could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable law which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No legal action, suit or claim is pending or, to the knowledge of Parent, threatened with respect to any Parent Benefit Plan (other than claims for benefits in the ordinary course).

                        (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) each Parent Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Parent Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust; (ii) each trust maintained or contributed to by Parent or any Subsidiary of Parent which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status; (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Benefit Plan; (iv) neither Parent nor any Subsidiary of Parent has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability; (v) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Parent Benefit Plan; (vi) no Parent Benefit Plan is subject to Title IV of ERISA; (vii) none of the assets of Parent or any Subsidiary of Parent is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither Parent nor any Subsidiary of Parent has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security; (viii) all contributions, premiums or payments required to be made with respect to any Parent Benefit Plan have been made on or before their due dates; and (ix) all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance.

                   (e) Neither Parent nor any Subsidiary of Parent is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Subsidiary of Parent and no collective bargaining agreement is being negotiated by Parent or any Subsidiary of Parent. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Subsidiary of Parent pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Subsidiary of Parent, except where such dispute, strike or work stoppage would not reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of Parent, there is no charge or complaint against Parent or any Subsidiary of Parent pending before the National Labor Relations Board or any comparable governmental entity pending or threatened in writing, except where such unfair labor practice, charge or complaint would not reasonably be expected to have a Parent Material Adverse Effect.

                   (f) Parent has delivered or made available to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Parent and each Subsidiary of Parent providing for annual compensation in excess of $200,000, (ii) all severance plans, agreements, programs and policies of Parent and each Subsidiary of Parent with or relating to their respective employees or consultants, and (iii) all plans, programs, agreements and other arrangements of Parent and each Subsidiary of Parent with or relating to their respective employees or consultants which contain "change of control" provisions.

                   (g) No employee of Parent or its Subsidiaries will be entitled to any additional benefits or an acceleration of the time of payment or vesting of any benefits under any of Parent Benefit Plan as a result of the Transactions. No amount payable, or economic benefit provided, by Parent or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code. No person is entitled to receive any additional payment from Parent or its Subsidiaries or any other person in the event that the excise tax of Section 4999 of the Code is imposed on such person.

       SECTION 4.7 CERTAIN TAX MATTERS. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstances that would reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

       SECTION 4.8 CONTRACTS; DEBT INSTRUMENTS. There is no contract or agreement that is material to the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole. Except as disclosed in Schedule 4.8, neither Parent nor any Subsidiary of Parent is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Set forth in Schedule 4.8 is a description of any material changes to the amount and terms of the indebtedness of Parent and its subsidiaries as described in the notes to the financial statements incorporated in Parent's March 31, 2000 Form 10-Q.

       SECTION 4.9 LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Subsidiary of Parent before any governmental entity that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of Parent, there are no existing facts or circumstances that would reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, Parent is not aware of any facts or circumstances which would reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and its Subsidiaries in respect of such suits, claims, actions, proceedings and investigations for which Parent has a reasonable expectation of obtaining insurance coverage, except in any case as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or as a result of the execution of this Agreement and consummation of transactions hereunder. Except as disclosed in Schedule 4.9, neither Parent nor any Subsidiary of Parent is subject to any outstanding order, writ, injunction or decree which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

       SECTION 4.10 INTELLECTUAL PROPERTY. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights and copyright registrations and applications, copyright rights, service marks, trade secrets, applications for trademarks and for service marks, know- how and other proprietary rights and information used or held for use in connection with the respective businesses of Parent and its Subsidiaries as currently conducted (collectively, the "PARENT IP"), free and clear of all liens other than those in favor of PNC Bank, National Association ("PNC"), and (ii) Parent is unaware of any assertion or claim challenging the ownership, use or validity of any of the foregoing. The licenses associated with the Parent IP are valid and binding obligations of Parent, enforceable in accordance with their terms, and there are no material breaches or defaults thereunder. The conduct of the respective businesses of Parent and its Subsidiaries as currently conducted does not infringe upon any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, copyright or copyright right of any third party that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, there are no infringements of any proprietary rights owned by or licensed by or to Parent or any Subsidiary of Parent that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

       SECTION 4.11 TAXES. Except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and each of its Subsidiaries has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority, taking into account any extension of time to file granted to or obtained on behalf of Parent and its Subsidiaries, (ii) all taxes shown to be payable on such returns or reports have been or will be paid, (iii) as of the date hereof, no deficiencies for any amount of tax have been asserted or assessed by any taxing authority against Parent or any Subsidiary of Parent that are not adequately reserved for and (iv) the most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

       SECTION 4.12 INTERESTED PARTY TRANSACTIONS. Except for transactions of the type described in the Parent SEC Reports which have occurred since March 31, 2000 in the ordinary course of business, since March 31, 2000, no executive officer, director or stockholder of Parent or any of its Subsidiaries has engaged in any business dealings with Parent or any of its Subsidiaries (other than any such business dealings that would not required to be disclosed in a proxy statement satisfying the requirements of Regulation 14A promulgated under the Exchange Act filed on the date hereof).

       SECTION 4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2000, except with respect to the proposed sale of the Hospitality Services Group, there has not been (i) any change that would result in a Parent Material Adverse Effect, (ii) any event or occurrence which, insofar as can be reasonably foreseen, would in the future result in a Parent Material Adverse Effect, or
(iii) any entry into a commitment or transaction material to Parent and its Subsidiaries taken as a whole (including any merger, acquisition, borrowing of money or sales of assets), except in the ordinary course of business consistent with past practice or undertaken with the knowledge of Cereus.

       SECTION 4.14 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Parent or its Subsidiaries for inclusion in (i) the Registration Statement or (ii) Joint Proxy Statement/Prospectus will, in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, and at the time of the meetings of stockholders of Parent and Cereus to be held in connection with the Transactions, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the stockholders of Cereus and Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will, as of its mailing date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to information supplied by Cereus or the stockholders of Cereus for inclusion in the Joint Proxy Statement/Prospectus.

       SECTION 4.15 REORGANIZATION. None of Parent or its Subsidiaries has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

       SECTION 4.16 BROKERS AND FINDERS. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the Transactions, except Morgan Keegan & Company, Inc. ("MORGAN KEEGAN"), whose fees and expenses will be paid by Parent in accordance with Parent's agreement with Morgan Keegan, based upon arrangements made by or on behalf of Parent and previously disclosed to Cereus.

       SECTION 4.17 OPINION OF FINANCIAL ADVISOR. Morgan Keegan has rendered an opinion to the Board of Directors of Parent to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Parent Common Stock from a financial point of view; it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the Board of Directors of Parent and is not intended to, and may not, be relied upon by Cereus, its affiliates or their respective Subsidiaries. Morgan Keegan has authorized the inclusion of its opinion in the Joint Proxy Statement/Prospectus.

       SECTION 4.18 HAZARDOUS SUBSTANCES AND HAZARDOUS WASTE.

                   (a) There is not now, nor has there ever been, any disposal, release or threatened release of Hazardous Material (as defined below) on, from or under properties now or ever owned or leased by or to Parent or its Subsidiaries (the "PARENT PROPERTIES") and there has not been generated by or on behalf of Parent or its Subsidiaries any Hazardous Material that would result in a material adverse effect to the business of Parent or its Subsidiaries, taken as a whole. No Hazardous Material has been disposed of or allowed to be disposed of by Parent or its Subsidiaries, by any other party, on or off any of the Parent Properties during the period that Parent or its Subsidiaries owned or leased the property which may give rise under applicable Environmental Law to a clean-up responsibility, personal injury liability or property damage claim against Parent or its Subsidiaries or Parent or its Subsidiaries being named a potentially responsible party for any such clean-up costs, personal injuries or property damage or create any cause of action by any third party against Parent or its Subsidiaries. For purposes of this subsection, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. The term "Hazardous Material" means any material or substance which is (i) defined as a "hazardous waste" or a "hazardous substance" under applicable Law, (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. The term "Environmental Laws" means any law, statute, ordinance, rule or regulation of any governmental authority for which the primary purpose is to control pollution and protect the environment, including the statutes referenced above in this paragraph.

                   (b) None of Parent or its Subsidiaries' operations at the Parent Properties is (or, with respect to past Parent Properties and Parent Properties of former Subsidiaries, was at the time of disposition) in violation of any Environmental Law (with respect to past Parent Properties and Parent Properties of former Subsidiaries, Environmental Laws in effect at the time of disposition) relating to industrial hygiene or to the environmental conditions on, under or about such Parent Properties, including without limitation soil and ground water condition and there are (or at the time of disposition were) no underground tanks or related piping, conduits or related structures used by Parent or its Subsidiaries in the conduct of its business at such properties. During the period that Parent or its Subsidiaries owned or leased the Parent Properties, neither Parent nor its Subsidiaries nor any third party used, generated, manufactured or stored on, under or about such Parent Properties or transported to or from such Parent Properties any Hazardous Material.

       SECTION 4.19 DISCLOSURE. To the knowledge of Parent and Cereus Acquiring Sub, the representations and warranties of Parent and Cereus Acquiring Sub in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading.

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

       SECTION 5.1 TRANSITION MATTERS.

                   (a) Upon the execution and delivery of this Agreement, Cereus and Parent shall establish a committee (the "STEERING COMMITTEE") for the purpose of, to the extent permitted by applicable laws, facilitating the full exchange of information concerning the business, operations, capital spending, budgets, and financial results of Parent and Cereus between the date hereof and the Closing Date (the "INTERIM PERIOD") and otherwise facilitating the efficient transition and combination of the respective businesses of Parent and Cereus as promptly as practicable following the Closing. The Steering Committee will consist of two individuals to be designated from time to time by the Chairman of the Board of Directors of Parent and two individuals to be designated from time to time by the Chairman of the Board of Directors of Cereus and will be chaired by Cereus. All material decisions of the Steering Committee, which shall be dissolved as of the Closing, shall be mutually agreed upon by Parent and Cereus.

                   (b) If this Agreement shall be terminated pursuant to Section
8.1 and, at the time of such termination, Cereus shall be entitled to receive a termination fee under Section 8.5, then Parent shall reimburse Cereus for the costs incurred by Cereus in connection with making its personnel available to Parent during the Interim Period in fulfillment of the purposes of this Section
5.1 in an amount equal to $12,500 per week or any part thereof. Reimbursement by Parent to Cereus under this Section 5.1(b) shall be made simultaneous with the payment of any such termination fee.

                   (c) Parent shall indemnify and hold harmless Cereus and those employees of Cereus who render services to Parent during the Interim Period under this Agreement (including those employees who serve on the Steering Committee) from and against any claims or liabilities asserted against them relating to their services to Parent hereunder (and Parent hereby forever releases Cereus and such persons from any claims by or liabilities to Parent arising from or relating to such services), provided that (i) such claims or liabilities did not result from acts or omissions (x) not in good faith or (y) which involve intentional misconduct or a knowing violation of law and (ii) such services were rendered in a manner reasonably and in good faith believed to be in or not opposed to the best interests of Parent.

                   (d) During the Interim Period, Cereus shall cause all of its employees made available to Parent pursuant to this Agreement to use their best efforts to (i) avoid doing anything to the competitive disadvantage of Parent vis-a-vis Cereus, (ii) not use to the advantage of Cereus any confidential information of Parent obtained while performing services for or on behalf of Parent, (iii) not solicit any employees of Parent to terminate their relationship with Parent, and (iv) if requested by Parent to do so, cause each such employee of Cereus to execute confidentiality and non-solicitation agreements in customary form in accordance with the foregoing.

       SECTION 5.2 CONDUCT OF BUSINESS BY PARENT AND CEREUS PENDING THE
MERGER. Subject to Section 5.1 above, or except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, each of the Companies shall, and shall cause each of their Subsidiaries to:

                   (a) conduct their respective businesses in the ordinary and usual course of business and consistent with the immediate past practice;

                   (b) not (i) amend or propose to amend their respective Articles of Incorporation or Bylaws (or comparable organizational documents),
(ii) split, combine or reclassify their outstanding capital stock, (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to a Company by a wholly-owned Subsidiary of such Company, or (iv) repurchase any shares of their outstanding capital stock;

                   (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that each Company may (i) grant options to non-executive employees and (ii) issue shares upon the exercise of outstanding options and warrants or pursuant to existing agreements;

                   (d) not (i) assume, incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business (other than pursuant to credit facilities) or borrowings under the existing credit facilities of each Company (the "EXISTING CREDIT FACILITIES") up to the existing borrowing limit on the date hereof or (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to the other Company, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than pursuant to an employee stock incentive plan of a Company, (iii) take or fail to take any action which action or failure to take action would cause either Company or their stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or would otherwise cause the Merger not to qualify as a reorganization under Section 368(a) of the Code, (iv) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business and (v) sell, pledge, dispose of or encumber any material assets or businesses, or enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

                   (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the Transactions;

                   (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice;

                   (g) not adopt, enter into or amend any pension or retirement plan, trust or fund, except as required to comply with changes in applicable law and not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employees or retirees generally, other than in the ordinary course of business;

                   (h) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

                   (i) not make, change or revoke any material tax election or make any material agreement or settlement regarding taxes with any taxing authority.

       SECTION 5.3 ACQUISITION TRANSACTIONS.

                   (a) Each Company shall not, directly or indirectly, and shall instruct its officers, directors, employees, Subsidiaries, agents or advisors or other representatives (including any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined in Section 5.3(b)), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Subsidiary, to take any such action; provided, however, that (i) nothing contained in this
Section 5.3(a) shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 5.3(a), and (ii) if, after receiving the written opinion of outside legal counsel, the Board of Directors of the Company determines in good faith that failing to do so would violate its fiduciary duties, nothing contained in this Section 5.3(a) shall prohibit the Board of Directors of the Company from considering and negotiating (including furnishing nonpublic information) an unsolicited bona fide written acquisition proposal (the "UNSOLICITED BID") and from approving or recommending to the stockholders of the Company such Unsolicited Bid which (A) was not received in violation of this Section 5.3(a), (B) if executed or consummated would be a Competing Transaction, (C) is not subject to financing or financing is, in the good faith judgment of the Board of Directors of the Company after consultation with its financial advisors, highly likely of being obtained, and
(D) the Board of Directors of the Company determines in good faith, after receiving the written opinion of its financial advisor to such effect, that such Unsolicited Bid is highly likely to result in a transaction more favorable, from a financial point of view, to the Company's stockholders than the Merger. Each Company shall use its best efforts to notify the other Company promptly, and in no event later than one day after receipt, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Subject to the fiduciary duties of the Board of Directors of the Company, the Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall use its best efforts to ensure that its officers, directors, employees, subsidiaries, agents and advisors or other representatives (including any investment banker, attorney or accountant retained by it) are aware of the restrictions described in this
Section 5.3.

                   (b) For purposes of this Section 5.3, the term "COMPETING TRANSACTION" shall mean any of the following involving either Company or any Subsidiary of either Company whose business constitutes 25% or more of the net revenues, net income or assets of such Company and its Subsidiaries, taken as a whole, as the case may be (other than the Merger contemplated by this Agreement or the sale of the Hospitality Assets):

                        (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of such party and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions except for the sale of inventory in the ordinary course of business; or

                        (iii) any tender offer or exchange offer for 15% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

       SECTION 6.1 ACCESS TO INFORMATION.

                   (a) Subject to applicable law, Cereus and its Subsidiaries shall afford to Parent and its respective accountants, counsel, financial advisors and other representatives (the "PARENT REPRESENTATIVES") and Parent and its Subsidiaries shall afford to Cereus and its accountants, counsel, financial advisors and other representatives (the "CEREUS REPRESENTATIVES") full access during normal business hours with reasonable notice throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the Transactions and (ii) such other information concerning their respective businesses, properties and personnel as either Company shall reasonably request; provided, however, that no investigation pursuant to this Section 6.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Cereus and its Subsidiaries shall hold and shall use their reasonable best efforts to cause the Cereus Representatives to hold, and Parent and its Subsidiaries shall hold and shall use their reasonable best efforts to cause Parent Representatives to hold, in strict confidence all nonpublic documents and information furnished to each Company, in connection with the Transactions contemplated by this Agreement, except that (i) Cereus and Parent may disclose such information as may be necessary in connection with seeking the Cereus Required Statutory Approvals, Cereus Stockholders' Approval, Parent Required Statutory Approvals and Parent Stockholders' Approval and (ii) each of Cereus and Parent may disclose any information that it is required by law or judicial or administrative order to disclose.

                   (b) In the event that this Agreement is terminated in accordance with its terms, each Company shall promptly redeliver to the other all nonpublic written material provided pursuant to this Section 6.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by a Company based on the information in such material shall be destroyed (and each Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

       SECTION 6.2 REGISTRATION STATEMENT AND PROXY STATEMENT. Parent shall file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant to this Agreement and shall use all reasonable efforts to obtain required approvals and clearance with respect thereto. Parent, Cereus Acquiring Sub and Cereus shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the foregoing sentence. The information provided and to be provided by Parent and Cereus, respectively, for use in the Joint Proxy Statement/Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 6.3 STOCKHOLDERS' APPROVALS.

                   (a) Subject to the fiduciary duties of the Board of Directors of Cereus under applicable law, Cereus shall, as promptly as practicable, submit this Agreement and the Transactions for the approval of its stockholders at a meeting of stockholders and shall use its best efforts to obtain stockholder approval and adoption (the "CEREUS STOCKHOLDERS' APPROVAL") of this Agreement and the Transactions. Subject to the fiduciary duties of the Board of Directors of Cereus under applicable law, such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the Board of Directors of Cereus under applicable law, Cereus shall, through its Board of Directors, recommend to its stockholders approval of the Transactions.

                   (b) Subject to the fiduciary duties of the Board of Directors of Parent under applicable law, Parent shall, as promptly as practicable, submit this Agreement and the Transactions for the approval of its shareholders at a meeting of shareholders and shall use its best efforts to obtain stockholder approval and adoption (the "PARENT STOCKHOLDERS' APPROVAL") of this Agreement and the Transactions. Subject to the fiduciary duties of the Board of Directors of Parent under applicable law, such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the Board of Directors of Parent under applicable law, Parent shall, through its Board of Directors, recommend to its stockholders approval of the Transactions.

       SECTION 6.4 COMPLIANCE WITH THE SECURITIES ACT. Cereus shall use its best efforts to cause each officer, each director and each other person who is an "affiliate," of Cereus, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act ("RULE 145"), to deliver to Parent, at or prior to the Effective Time a written agreement (an "AFFILIATE AGREEMENT") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act.

         SECTION 6.5 EXPENSES AND FEES. Expenses (as defined in this Section 6.5) incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, except that those Expenses incurred in connection with printing and filing the Registration Statement and the Joint Proxy Statement/Prospectus shall be shared equally by Parent and Cereus. For purposes of this Agreement, the term "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates, but excluding any allocation of overhead) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement, and the Joint Proxy Statement/Prospectus, the solicitation of stockholder or shareholder approvals, any filings made under the HSR Act and all other matters related to the Closing.

       SECTION 6.6 AGREEMENT TO COOPERATE.

                   (a) Subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective Boards of Directors of each Company, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of each Company and their respective Subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

                   (b) Without limitation of the foregoing, each of Parent and Cereus undertakes and agrees to file as soon as practicable, and in any event prior to 30 days after the date hereof, a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division. Each of Parent and Cereus shall
(i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the Transactions, except with the prior written consent of the other parties hereto. Each party shall promptly notify the other party of any communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and permit the other party to review in advance any proposed communication to any of the foregoing.

                   (c) In the event any litigation is commenced by any person or entity relating to the Transactions, either party shall have the right, at its own expense, to participate therein, and each Company will not settle any such litigation without the consent of the other, which consent will not be unreasonably withheld.

                   (d) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Cereus and the Surviving Corporation shall take all such necessary action.

                   (e) Following the Effective Time, Parent shall conduct its business, and shall cause the Surviving Corporation to conduct its business, in a manner which would not jeopardize the characterization of the Merger as a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. In this regard, Parent shall cause the Surviving Corporation to continue its historic business or use a significant portion of its historic business assets in a business within the meaning of Section 368 of the Code. Moreover, Parent does not have any present plan or intent to (a) sell or otherwise dispose of the stock of the Surviving Corporation except for transfers of stock to corporations controlled (within the meaning of Section 368(c) of the Code) by Parent, (b) reacquire any of its stock issued in connection with the Merger, (c) cause the Surviving Corporation to issue shares of stock of the Surviving Corporation that would result in Parent losing "control" (within the meaning of Section 368(c) of the Code) of the Surviving Corporation, or (d) take or refrain from taking, or permit the Surviving Corporation to take or refrain from taking, any other action that might otherwise cause the Merger not to be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Parent and Cereus Acquiring Sub will provide Cereus with certain factual representations of Parent and Cereus Acquiring Sub reasonably requested by Cereus as necessary to confirm that Parent and Cereus Acquiring Sub will not take any action on or after the Effective Time that would jeopardize the tax free nature of the Merger.

       SECTION 6.7 PUBLIC STATEMENTS. Each Company shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the Transactions and shall not issue any such press release or written public statement prior to such consultation.

       SECTION 6.8 NOTIFICATION OF CERTAIN MATTERS. Each of Parent and Cereus agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect on the Closing Date and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it thereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

       SECTION 6.9 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

                   (a) The indemnification provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Cereus. Parent hereby guaranties unconditionally the satisfaction of all such rights to indemnification.

                   (b) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations of the Surviving Corporation or the Parent, as the case may be, set forth in this Section 6.9.

                   (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect for each director and officer of Cereus and its Subsidiaries as of the Effective Time, liability insurance coverage with respect to matters arising at or prior to the Effective Time, in such amounts and containing such terms and conditions that are not materially less advantageous to such parties than the coverage applicable to such individuals immediately prior to the Effective Time.

                   (d) The rights of each indemnified party hereunder shall be in addition to, and not in limitation of, any other rights such indemnified party may have under the charter or Bylaws of Cereus, any indemnification agreement, under the DGCL, or otherwise. The provisions of this Section 6.9 shall survive the consummation of the Merger and expressly are intended to benefit each of the indemnified parties.

       SECTION 6.10 CORRECTIONS TO THE JOINT PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Prior to the date of approval of the Merger by their respective stockholders, each of Cereus and Parent shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Joint Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of Cereus and Parent, in each case to the extent required by applicable law.

       SECTION 6.11 LISTING. Parent shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on NASDAQ, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger or to be reserved for issuance upon the exercise of stock options.

       SECTION 6.12 PARENT BOARD OF DIRECTORS. At and after the Effective
Time, the Board of Directors of Parent shall include the same members of the Board of Directors of Cereus as existed immediately prior to the Effective Time, and will also include (a) one individual designated by Parent and acceptable to Cereus, and (b) the current Chairman of the Board of Directors of Parent (who shall serve as Chairman of the Board of Directors of Parent at and after the Effective Time). At the Effective Time, Parent shall secure the resignation of each other member of its Board of Directors.

       SECTION 6.13 BRIDGE FACILITY. Contemporaneous with the execution and delivery of this Agreement, Parent and Cereus shall enter into a commitment letter substantially in the form attached hereto as Exhibit 6.13 (the "BRIDGE FACILITY").

       SECTION 6.14 EMPLOYMENT AGREEMENTS. At the Closing, Parent shall execute and deliver to each of Steven A. Odom, James M. Logsdon and Juliet M. Reising (each an "EXECUTIVE") an executive employment agreement with Parent in substantially the same form as each Executive has with Cereus on the date hereof; it being understood that, in the case of Mr. Odom, he shall not serve as Chairman of the Board of Directors of Parent.

       SECTION 6.15 EXECUTIVE OFFICERS OF PARENT. Effective at or immediately prior to the Effective Time, the Board of Directors of Parent shall take all actions necessary to cause (i) Steven A. Odom to be elected as Vice-Chairman of the Board of Directors and Chief Executive Officer of Parent, (ii) James M. Logsdon to be elected as President and Chief Operating Officer of Parent, and
(iii) Juliet M. Reising to be elected as Chief Financial Officer and Executive Vice President of Parent.

       SECTION 6.16 REVERSE STOCK SPLIT; CORPORATE NAME. Parent shall take all action necessary, including amending the Parent's Articles of Incorporation, in order to (i) effect and implement, as of the Effective Time, a reverse stock split of the Parent Common Stock so as to reduce the number of issued and outstanding shares of Parent Common Stock to a number to be mutually agreeable to Parent and Cereus; and (ii) change the corporate name of Parent to such other name as Parent and Cereus may agree, provided that such other name shall not be Eltrax Systems, Inc. or any name similar thereto.

                                   ARTICLE VII
                                   CONDITIONS

       SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                   (a) the Cereus's Stockholders' Approval and the Parent Stockholders' Approval;

                   (b) an aggregate of at least $20 million in cash shall have been raised by either Parent or Cereus or by Parent and Cereus together as a result of the sale of Hospitality Assets, in the case of Parent, or as a result of the sale of equity or subordinated convertible debt (provided the terms and conditions of such convertible debt are satisfactory to Parent, whose approval shall not be unreasonably withheld or delayed), in the case of Cereus, it being agreed that each Company shall use its reasonable best efforts in this regard;

                   (c) the Registration Statement shall have been declared effective by the SEC in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

                   (d) the shares of Parent Common Stock issuable in the Merger and those to be reserved for issuance upon exercise of stock options shall have been authorized for listing on the NASDAQ upon official notice of issuance;

                   (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

                   (f) no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the Merger illegal;

                   (g) the waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated;

                   (h) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the Transactions, including, but not limited to, the Cereus Required Statutory Approvals and the Parent Required Statutory Approvals, and all consents from lenders, lessors, or other third parties required to consummate the Merger, shall have been obtained and be in effect at the Effective Time, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of Cereus, Parent and their Subsidiaries, taken as a whole, following the Effective Time; and

                   (i) Cereus shall not have received pursuant to Section 262 of the DGCL written notice of intent to demand payment in connection with the Transaction with respect to more than 350,000 shares of Cereus Common Stock.

       SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATION OF CEREUS TO EFFECT THE MERGER. Unless waived by Cereus, the obligation of Cereus to effect the Merger shall be subject to the fulfillment at the Closing Date of the following additional conditions:

                   (a) Parent and Cereus Acquiring Sub shall each have performed their obligations contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Cereus Acquiring Sub contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, except for such failures to perform or to be true and correct that would not reasonably be expected to result in a Parent Material Adverse Effect, and Cereus shall have received a certificate of the Chief Executive Officer of Parent to that effect;


                   (b) Cereus and each of the directors of Parent shall have entered into a proxy agreement substantially in the form attached hereto as
Exhibit 7.2, pursuant to which, among other things, each such director has granted to Cereus a proxy to vote all of the shares of Parent Common Stock held by such director in favor of the Merger; and

                   (c) Rogers & Hardin LLP, legal counsel to Cereus, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to Cereus, and reasonably satisfactory to it, based upon certain representations of Cereus, Parent and Cereus Acquiring Sub and certain assumptions, to the effect that: (i) the Merger will qualify as a tax-free "reorganization" under Section 368(a) of the Code, (ii) no gain or loss will be recognized by Parent or Cereus by reason of the Merger, (iii) no gain or loss will be recognized by any stockholder of Cereus upon the exchange of Cereus Common Stock solely for Parent Common Stock in the Merger, (iv) the basis of the Parent Common Stock received by each Cereus stockholder who exchanges Cereus Common Stock for Parent Common Stock in the Merger will be the same as the stockholder's basis in the Cereus Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Parent Common Stock), (v) the holding period of the Parent Common Stock received by each Cereus stockholder in the Merger will include the holding period of the Cereus Common Stock surrendered in exchange therefor, provided that such shares of Cereus Common Stock were held as a capital asset by such stockholder at the Effective Time, and (vi) cash received by each Cereus stockholder in lieu of a fractional share interest of Parent Common Stock as part of the Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Parent Common Stock which such stockholder would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the Cereus Common Stock was a capital asset in such stockholder's hands at the Effective Time), which opinion shall not have been withdrawn or modified in any material respect.

       SECTION 7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. Unless waived by Parent, the obligation of Parent to effect the Merger shall be subject to the fulfillment at the Closing Date of the following additional conditions:

                   (a) Cereus shall have performed obligations contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Cereus contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date except for such failures to perform or to be true and correct that would not reasonably be expected to result in a Cereus Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer of Cereus to that effect;

                   (b) Parent and each of the directors of Cereus shall have entered into a proxy agreement substantially in the form attached hereto as
Exhibit 7.3, pursuant to which, among other things, each such director has granted to Parent a proxy to vote all of the shares of Cereus Common Stock held by such director in favor of the Merger; and

                   (c) Cereus shall have available not less than $15 million (the "CASH AMOUNT") in unencumbered cash or cash equivalents, exclusive of any cash it raises through the sale of equity (other than in connection with the exercise of warrants and options to purchase shares of Cereus Common Stock outstanding as of the date hereof) but inclusive of: (i) the $978,000 principal amount of that certain promissory note payable to Cereus made by Arena Acquisition Corporation on April 26, 2000 and (ii) the $1,000,000 aggregate principal amount (as such amount may be adjusted) of those certain promissory notes payable to Cereus made by William Boynes, Jr., Michael Griffith and L. Joseph Artime; provided, however, that the Cash Amount shall be reduced by any amounts advanced under the Bridge Facility and by $500,000 on the first day of each calendar month commencing on August 1, 2000 until the earlier of the Effective Time or the termination of this Agreement; and further provided that Cereus shall use its reasonable best efforts to raise at least $1.0 million of the Cash Amount by accelerating the repayment of one or more of the above-described promissory notes and by causing the exercise of outstanding warrants and options.


                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

       SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                   (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and Cereus;

                   (b) by either Parent or Cereus, if the Effective Time shall not have occurred on or before December 31, 2000; provided, however, that in the event that the Effective Time has not occurred by such time solely due to the failure to satisfy the condition specified in Section 7.1(g) or 7.1(h), then such date may be extended, at the option of Parent or Cereus, until January 31, 2001; and provided further, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                   (c) by either Parent or Cereus, if any injunction, order or decree of the type described in Section 7.1(e) hereof shall have been entered and shall have become final and nonappealable, provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used its best efforts to prevent the entry of and to remove such injunction, order or decree;

                   (d) by Cereus, if prior to the Parent Stockholders' Approval,
(i) the Board of Directors of Parent withdraws, modifies or changes its recommendation of the issuance of the Parent Common Stock in the Merger or shall have resolved to do so; or (ii) the Board of Directors of Parent shall have recommended to the shareholders of Parent a Competing Transaction or shall have resolved to do so;

                   (e) by Parent if, prior to the Cereus Stockholders' Approval,
(i) the Board of Directors of Cereus withdraws, modifies or changes its recommendation of this Agreement or the Merger or shall have resolved to do so, or (ii) the Board of Directors of Cereus shall have recommended to the stockholders of Cereus a Competing Transaction or shall have resolved to do so;

                   (f) by (i) Cereus if this Agreement and the Merger shall fail to receive the requisite votes for the Parent Stockholders' Approval or (ii) Parent if this Agreement and the Merger shall fail to receive the requisite votes for the Cereus Stockholders' Approval;

                   (g) by Cereus, upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Cereus Acquiring Sub set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.2(a) would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 30 days after written notice of such default specifying in reasonable detail the nature of such default is given to Parent by Cereus, and for so long as Parent continues to exercise such reasonable efforts, Cereus may not terminate this Agreement under this Section 8.1(g); and provided further, however, that the preceding proviso shall not in any event be deemed to extend any date set forth in Section 8.1(b); and provided further, however, that Cereus may not terminate this Agreement under this Section 8.1(g) by reason of any breach of the representations and warranties in Section 4.13 that is caused by, or that results from, any action or inaction of any of Cereus's representatives on the Steering Committee;

                   (h) by Parent, upon breach of any representation, warranty, covenant or agreement on the part of Cereus set forth in this Agreement, or if any representation or warranty of Cereus shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.3(a) would not be satisfied (a "TERMINATING CEREUS BREACH"); provided, however, that if such Terminating Cereus Breach is curable by Cereus through the exercise of its reasonable efforts within 30 days after written notice of such default specifying in reasonable detail the nature of such default is given to Cereus by Parent, and for so long as Cereus continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 8.1(h); and provided further, however, that the preceding proviso shall not in any event be deemed to extend any date set forth in Section 8.1(b);

                   (i) by either Parent or Cereus, if PNC shall not have consented to the terms of the Bridge Facility on or before June 23, 2000, or by Parent at any time if Cereus materially breaches the terms of the Bridge Facility; or

                   (j) by Parent, if Steven A. Odom does not execute the executive employment agreement referenced in Section 6.14.

       SECTION 8.2 EFFECT OF TERMINATION. Except as provided in Section 8.5, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in
Section 8.5(b); provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

       SECTION 8.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the Cereus Stockholders' Approval and the Parent Stockholders' Approval, no amendment may be made, except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the Minnesota Business Corporation Act and the DGCL, as applicable. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

       SECTION 8.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

       SECTION 8.5 TERMINATION FEES AND EXPENSES.

                   (a) In the event that Cereus shall terminate this Agreement pursuant to (A) Section 8.1(f)(i); (B) Section 8.1(d); or (C) Section 8.1(b) and at the time of any such termination pursuant to subpart (A), (B) or (C) hereof there shall exist or be proposed a Competing Transaction with respect to Parent and, within 12 months thereafter, Parent shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated, then Parent shall pay to Cereus an amount equal to $5.0 million plus all of Cereus's Expenses, as evidenced by reasonable documentation, up to an aggregate of $1.0 million, promptly after the execution and delivery of such agreement or the consummation of such Competing Transaction.

                   (b) In the event that Parent shall terminate this Agreement pursuant to (A) Section 8.1(f)(ii); (B) Section 8.1(e); or (C) Section 8.1(b) and at the time of any such termination pursuant to subpart (A), (B) or (C) hereof there shall exist or be proposed a Competing Transaction with respect to Cereus and, within 12 months thereafter, Cereus shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated, then Cereus shall pay to Parent an amount equal to $5.0 million plus all of Parent's Expenses, as evidenced by reasonable documentation, up to an aggregate of $1.0 million, promptly after the execution and delivery of such agreement or the consummation of such Competing Transaction.

                   (c) In the event that Cereus shall terminate this Agreement pursuant to Section 8.1(g) or Section 8.1(f)(i) and Parent is not otherwise entitled to payment pursuant to Section 8.5(a), then Parent shall pay to Cereus within two business days after such termination an amount equal to $2.5 million plus all of Cereus's Expenses, as evidenced by reasonable documentation, up to an aggregate of $1.0 million; provided, however, that, in the event both Parent and Cereus would otherwise be entitled to payments under this Section 8.5 in connection with the termination of this Agreement pursuant to both Sections 8.5(f)(i) and (f)(ii), neither party shall be required to make any payment under this Section 8.5.

                   (d) In the event that Parent shall terminate this Agreement pursuant to Section 8.1(h) or Section 8.1(f)(ii) and Cereus is not otherwise entitled to payment pursuant to Section 8.5(b), then Cereus shall pay to Parent within two business days after such termination an amount equal to $2.5 million plus all of Parent's Expenses, as evidenced by reasonable documentation, up to an aggregate of $1.0 million; provided, however, that, in the event both Cereus and Parent would otherwise be entitled to payments under this Section 8.5 in connection with the termination of this Agreement pursuant to both Sections 8.5(f)(i) and (f)(ii), neither party shall be required to make any payment under this Section 8.5.

                   (e) Any payment required to be made pursuant to this Section
8.5 shall be made not later than the date of the entry into an agreement referred to therein and two business days after delivery to the paying party of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the other Company in the notice of demand for payment delivered pursuant to this Section 8.5(c). In no event shall either Company be entitled to collect amounts pursuant to this Section 8.5 relating to more than one specified event.

                   (f) Except to the extent provided in the Bridge Facility, the fees set forth in this Section 8.5 shall constitute the sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any nonperformance of a covenant, breach, failure of a condition precedent or termination of this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

       SECTION 9.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations, warranties or obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, and after the Effective Date of the Merger neither Parent nor Cereus, or their respective officers or directors shall have any further obligation with respect thereto, except for the representations, warranties and agreements contained in Articles II and IX and in Sections 1.4, 1.5, 1.6, 5.1(b), 5.1(c), 5.1(d), 6.1,
6.5, 6.6 (including any factual representations set forth in a certificate delivered to Cereus pursuant thereto) and 6.9, all of which shall survive the Merger.

       SECTION 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to Cereus, to:

                  Cereus Technology Partners, Inc.
                  1000 Abernathy Road
                  400 Northpark, Suite 1000
                  Atlanta, Georgia 303028
                  Facsimile No.: (770) 668-0961

                  Attn:  Chief Executive Officer

         with a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Attn:  Steven E. Fox, Esq.
                  Facsimile No.:  (404) 525-2224

         (b)      If to Parent, to:

                  Eltrax Systems, Inc.
                  400 Galleria Parkway, Suite 300
                  Atlanta, Georgia 30339
                  Attn:  Chief Executive Officer
                  Facsimile No.: (678) 589-3570

         with a copy to:

                  Jaffe, Raitt, Heuer & Weiss, Professional Corporation One Woodward Avenue
                  Suite 2400
                  Detroit, Michigan  48226
                  Attn:  William E. Sider, Esq.
                  Facsimile No.:  (313) 961-8358

         (c)      If to Cereus Acquiring Sub, to:
                  Solemn Acquisition Corporation
                  400 Galleria Parkway, Suite 300
                  Atlanta, Georgia 30339

                  Attn:  Chief Executive Officer
                  Facsimile No.: (678) 589-3570

         with a copy to:

                  Jaffe, Raitt, Heuer & Weiss, Professional Corporation One Woodward Avenue
                  Suite 2400
                  Detroit, Michigan 48226
                  Attn:  William E. Sider, Esq.
                  Facsimile No.:  (313) 961-8358

       SECTION 9.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section means such Article or Section hereof, and (iii) the words "including" shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

       SECTION 9.4 GOVERNING LAW. This agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

       SECTION 9.5 ARBITRATION. Any controversy or claim arising out of or relating to this agreement, or the making, performance or interpretation hereof, including without limitation alleged fraudulent inducement hereof, will be settled by binding arbitration in Georgia, by a panel of three arbitrators, of which Parent will choose one arbitrator, Cereus will choose one arbitrator, and those arbitrators will choose the third arbitrator, who will act as chairman of the panel. The arbitrators will select the rules and procedures under which the arbitration will be conducted. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Georgia for this purpose.

       SECTION 9.6 COUNTERPARTS, TELECOPIED SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

       SECTION 9.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

       SECTION 9.8 MISCELLANEOUS. This Agreement (including the exhibits attached hereto and the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise, except that Cereus Acquiring Sub may assign this Agreement to any other wholly-owned Subsidiary of Parent.


                         [Signatures on following page]

       IN WITNESS WHEREOF, Parent, Cereus Acquiring Sub and Cereus have caused this Agreement to be signed and delivered by their respective officers as of the date first written above.

                        CEREUS TECHNOLOGY PARTNERS, INC.


                        By:      /s/ Steven A. Odom
                           -------------------------------------------
                           Its:  Chief Executive Officer

                        SOLEMN ACQUISITION CORPORATION


                        By:      /s/ James M. Logsdon
                           -------------------------------------------
                           Its: President

                        ELTRAX SYSTEMS, INC.


                        By:      /s/ William P. O'Reilly
                           -------------------------------------------
                           Its:  Chief Executive Officer

                                  EXHIBIT 6.13


                        CEREUS TECHNOLOGY PARTNERS, INC.
                         1000 ABERNATHY ROAD, SUITE 1000
                             ATLANTA, GEORGIA 30328



                                  June 12, 2000

Eltrax Systems, Inc.
400 Galleria Parkway, Suite 300
Atlanta, Georgia 30339
Attn:  Chief Executive Officer

          Re:      Cereus $5 Million Bridge Facility

Ladies and Gentlemen:

     The purpose of this Commitment Letter is to outline the manner in which Cereus Technology Partners, Inc. ("Cereus") will proceed with a loan to Eltrax Systems, Inc. ("Eltrax") of up to $5 million (the "Bridge Facility"). In connection with the Bridge Facility and the execution of that certain Agreement and Plan of Merger among Cereus, Eltrax and Solemn Acquisition Corporation dated of even date herewith, to which this Commitment Letter is attached as Exhibit
6.13 (the "Merger Agreement"), Eltrax and Cereus each hereby agree as set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

     1. Bridge Facility. Subject to the consent of Eltrax's bank lender, PNC Bank, National Association ("PNC"), which Eltrax shall use its reasonable best efforts to obtain, Cereus hereby commits to loan to Eltrax up to an aggregate of $5 million in accordance with the terms and conditions set forth in this Commitment Letter.

     2. Process. Cereus and Eltrax shall negotiate the terms of definitive agreements with respect to the Bridge Facility (the "Definitive Agreements") and shall be prepared to execute and deliver the Definitive Agreements and close the Bridge Facility by June 16, 2000. The Definitive Agreements shall incorporate the terms and conditions set forth in Exhibit A attached hereto and incorporated herein by this reference, as well as customary representations, warranties, indemnities, covenants and conditions.

     3. Termination. This Commitment Letter shall terminate on the earliest to occur of (i) the date on which either Cereus or Eltrax terminates the Merger Agreement as provided therein, and (ii) the date that the Definitive Agreements are executed and delivered by the parties hereto. Notwithstanding any termination under this Section 3, Sections 4 through 9 hereof shall remain in full force and effect.

     4. Concerning Remedies. Each of the parties hereto acknowledges and agrees that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     5. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

     6. SUBMISSION TO JURISDICTION SELECTION OF FORUM. CEREUS AND ELTRAX EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY GEORGIA STATE OR FEDERAL COURT SITTING IN THE CITY OF ATLANTA, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, AND CEREUS AND ELTRAX EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH GEORGIA STATE COURT OR SUCH FEDERAL COURT. CEREUS AND ELTRAX EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

     7. Entire Agreement; Amendment. This Commitment Letter embodies the entire agreement of the parties with respect to the Bridge Facility and shall not be amended except by a written instrument executed by the parties hereto.

     8. Counterparts. This Commitment Letter may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed signature page to this Commitment Letter by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof.

                                  [End of Page]

     Please confirm that the foregoing accurately sets forth our agreement by executing this Commitment Letter where indicated and returning it to Cereus.

                                             Very truly yours,

                                             CEREUS TECHNOLOGY PARTNERS, INC.


                                             By:
                                                -------------------------------

                                                Its:
                                                    ---------------------------

ACKNOWLEDGED AND AGREED TO:

ELTRAX SYSTEMS, INC.


By:
   ---------------------------------

   Its:
       -----------------------------

                                                                       EXHIBIT A


               SUMMARY OF BRIDGE FACILITY TO BE PROVIDED BY CEREUS
                                  JUNE 12, 2000

AMOUNT:                  Up to an aggregate of $5 million.

TERM: All amounts outstanding under the Bridge Facility will be due and payable on the first anniversary of the closing of the Bridge Facility. The Bridge Facility may be prepaid at any time without premium or penalty.

INTEREST RATE:           All amounts outstanding under the Bridge Facility will
                         earn interest through the end of the term at a rate per annum equal to the Prime Rate, as published by Bank of America, N.A., Atlanta, Georgia, from time to time, plus 3%.

ADVANCES:                Advances under the Bridge Facility shall be made by
                         Cereus upon the written request of Eltrax only after Eltrax has exhausted all of its remaining credit available under its existing credit facility with PNC.
                         When any advance under the Bridge Facility is intended to fund an expenditure that is outside of Eltrax's normal course of business, the Steering Committee must approve such expenditure prior to funding such advance.

SECURITY:                The  Bridge  Facility  will be secured  by a lien on
                         all or substantially all of the assets of Eltrax, which will be subordinated only to Eltrax's existing credit facility with PNC.

CONVERSION:              Prior to the expiration of its term, the outstanding
                         principal amount of the Bridge Facility will be convertible by Cereus into that number of shares of the common stock, par value $.01 per share, of Eltrax obtained by multiplying (i) 1.15 by (ii) a fraction, the numerator of which is the outstanding principal amount of the Bridge Facility on the date of conversion and the denominator of which is the per share closing price for the Eltrax common stock on the day immediately prior to the public announcement of the Merger.

ISSUANCE OF WARRANTS:    If the Merger Agreement is terminated under
                         circumstances whereby Cereus is entitled to a termination fee pursuant to Section 8.5 thereof, then
                         Eltrax will issue to Cereus warrants to purchase shares of Eltrax common stock exercisable at $.01 per share
                         (the "Warrants") for that number of shares of Eltrax common stock equal to the outstanding principal amount of the Bridge Facility on the date of the occurrence of the event giving rise to the payment of any such termination fee (the "Valuation Date"), divided by the closing price per share of the Eltrax common stock on the Valuation Date (the "Warrant Shares"); provided, however, that Eltrax shall have the right to repay the outstanding principal amount of the Bridge Facility in full within thirty (30) days after the Valuation Date, in which event Eltrax shall issue to Cereus Warrants to purchase 25% of the Warrant Shares that would have been issuable but for such repayment.

ANTI-DILUTION            Cereus shall receive proportional adjustments for
PROTECTION:              splits, dividends, recapitalizations, and the like and,
                         if the Merger Agreement is terminated pursuant to
                         Section 8.1 thereof and, at the time of such termination, Cereus shall be entitled to receive a termination fee under Section 8.5 thereof, then Cereus shall also receive "weighted average" protection for issuances of Eltrax common stock or securities convertible into Eltrax common stock at a per share price below the per share closing price for the Eltrax common stock on the day immediately prior to the public announcement of the Merger. Notwithstanding the foregoing, no adjustments shall be made for shares of Eltrax common stock issued pursuant to stock purchase, option, warrant and related agreements outstanding as of the date of the Merger Agreement.

REGISTRATION RIGHTS:     Cereus shall have registration rights in connection
                         with the resale of the Eltrax common stock issuable to Cereus upon (i) the conversion of the outstanding principal amount of the Bridge Facility and (ii) the exercise of the Warrants (collectively, the "Eltrax
                         Securities") as follows:

                              (a) Cereus will have right to make one demand for an underwritten registration of the Eltrax Securities at any time within one year of the conversion of the Bridge Facility or the exercise of the Warrants, as the case may be.

                              (b) Cereus will have unlimited piggyback registration rights other than with respect to registrations on Form S-8 or S-4 or with respect to any shelf registration filed under Rule 415(a)
                              (1)(viii).

                              (c) Registration rights will terminate at such time as Cereus is eligible to sell all of its Eltrax Securities under Rule 144(k).

                              (d) Cereus's registration rights will be subject to reasonable market standoff provisions.

                              (e) Cereus will have two S-3 registration rights if Eltrax is eligible therefor, but Cereus may not demand such registration more than once during any calendar year.

                              (f) Eltrax will pay all ordinary expenses of registration.

                              (g) Both parties will be subject to typical indemnification and contribution obligations in connection with the registrations.

                              (h) Eltrax cannot grant registration rights on terms more favorable than the registration rights granted to Cereus hereunder without Cereus's prior written consent.


                                    * * * * *

                                   EXHIBIT 7.2

                          STOCKHOLDERS PROXY AGREEMENT


       STOCKHOLDERS PROXY AGREEMENT (this "Agreement"), dated as of June    ,
2000, among CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation ("Cereus"), and each other person and entity listed on the signature pages hereof (each, a "Stockholder").

                              W I T N E S S E T H:

       WHEREAS, as of the date hereof each Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $0.01 per share ("Company Common Stock"), of Eltrax Systems, Inc., a Minnesota corporation (the "Company"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Company Capital Stock owned by the Stockholders and any shares of Company Capital Stock hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

       WHEREAS, Cereus and the Company, among others, propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"; capitalized terms herein not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of a subsidiary of the Company with and into Cereus (the "Merger"); and

       WHEREAS, as a condition to the willingness of Cereus to enter into the Merger Agreement, Cereus has requested that each Stockholder agree, and, in order to induce Cereus to enter into the Merger Agreement, each Stockholder has agreed, to grant Cereus proxies to vote such Stockholder's Shares;

       NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:


                                    ARTICLE I
                          TRANSFER AND VOTING OF SHARES

       SECTION 1.01 TRANSFER OF SHARES. During the term of this Agreement, and except as otherwise provided herein, each Stockholder shall not (a) sell, pledge or otherwise dispose of any of its Shares if such transaction would result in the Stockholder no longer having the power to vote or cause to be voted the Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any of the Company Capital Stock if such transaction would result in the Stockholder no longer having the power to vote or cause to be voted the Shares.

       SECTION 1.02 VOTING OF SHARES; FURTHER ASSURANCES. (a) Each Stockholder, by this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint Cereus, or any nominee of Cereus, with full power of substitution, during and for the term of this Agreement, as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Minnesota may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Stockholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

                   (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Cereus the power to carry out the provisions of this Agreement.

                   (c) Nothing contained in this Agreement shall be deemed to restrict a Stockholder who is also a director of the Company from taking actions in his capacity as a director as may be permitted under the Merger Agreement.

       SECTION 1.03 TERM OF AGREEMENT. This Agreement shall be effective as of the date hereof and shall expire on the earlier of (a) the Effective Time and
(b) the date of the termination of the Merger Agreement pursuant to its terms.

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                                  STOCKHOLDERS

       Each Stockholder, severally and not jointly, hereby represents and warrants to Cereus as follows:

       SECTION 2.01 DUE ORGANIZATION, ETC. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized and validly existing under the laws of the jurisdiction of its organization. Such Stockholder has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Cereus, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       SECTION 2.02 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or similar organizational documents of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which it or any of its properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder or (if such Stockholder is a corporation) any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by such Stockholder of its obligations under this Agreement.

                   (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

       SECTION 2.03 TITLE TO SHARES. Other than to the extent described in Exhibit A hereto, such Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF CEREUS

       Cereus hereby represents and warrants to each Stockholder as follows:

       SECTION 3.01 DUE ORGANIZATION, ETC. Cereus is a corporation duly organized and validly existing under the laws of the State of Delaware. Cereus has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Cereus have been duly authorized by all necessary corporate action on the part of Cereus. This Agreement has been duly executed and delivered by Cereus and, assuming its due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Cereus, enforceable against Cereus in accordance with its terms.

       SECTION 3.02 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Cereus do not, and the performance of this Agreement by Cereus will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Cereus, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Cereus or by which Cereus or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Cereus pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Cereus is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Cereus of its obligations under this Agreement.


                   (b) The execution and delivery of this Agreement by Cereus do not, and the performance of this Agreement by Cereus will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Cereus of its obligations under this Agreement.

                                   ARTICLE IV
                               GENERAL PROVISIONS

       SECTION 4.01 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to Cereus

                           Cereus Technology Partners, Inc.
                           1000 Abernathy Road
                           400 Northpark, Suite 1000
                           Attention:  Chief Executive Officer
                           Telecopier No.:  (770) 668-0961

                           with a copy to:

                           Rogers & Hardin LLP
                           2700 International Tower
                           229 Peachtree Street, N.E.
                           Atlanta, Georgia 30303
                           Attention:  Steven E. Fox, Esq.
                           Telecopier No.:  (404) 525-2224

                  (b) If to a Stockholder, to such Stockholder's address set forth on Exhibit A.


       SECTION 4.02 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       SECTION 4.03 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

       SECTION 4.04 This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

       SECTION 4.05 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Cereus may assign its rights, interests and obligations hereunder to any successor or Cereus entity of Cereus whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Closing).

       SECTION 4.06 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

       SECTION 4.07 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

       SECTION 4.08 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. CEREUS AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY GEORGIA STATE OR FEDERAL COURT SITTING IN THE CITY OF ATLANTA, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND CEREUS AND EACH OF THE STOCKHOLDERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH GEORGIA STATE COURT OR SUCH FEDERAL COURT. CEREUS AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

       SECTION 4.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



                             [SIGNATURES NEXT PAGE]

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                        CEREUS TECHNOLOGY PARTNERS, INC.


                                        By:
                                           -------------------------------------
                                           Name:  Steven A. Odom
                                           Title:  Chief Executive Officer

                                        STOCKHOLDERS:


                                        ----------------------------------------
                                        WILLIAM P. O'REILLY


                                        ----------------------------------------
                                        JAMES C. BARNARD


                                        ----------------------------------------
                                        PATRICK J. DIRK


                                        ----------------------------------------
                                        STEPHEN E. RAVILLE


                                        ----------------------------------------
                                        WILLIAM G. TAYLOR

                                    EXHIBIT A

                              LIST OF STOCKHOLDERS




====================================================================================================================
NAME AND ADDRESS OF STOCKHOLDER                                       NUMBER OF SHARES OF COMPANY COMMON
                                                                    STOCK OWNED BENEFICIALLY AND OF RECORD
--------------------------------------------------------------------------------------------------------------------
William P. O'Reilly                                                                1,559,858
400 Galleria Parkway Ste. 300
Atlanta, Georgia  30339

--------------------------------------------------------------------------------------------------------------------
James C. Barnard                                                                    101,250
14308 Spyglass Ridge
Chesterfield, Missouri  63017

--------------------------------------------------------------------------------------------------------------------
Patrick J. Dirk                                                                     373,825
Troy Group, Inc.
2331 South Pullman Street
Santa Ana, California 92705

--------------------------------------------------------------------------------------------------------------------
Stephen E. Raville                                                                  146,250
Pointe Communication, Inc.
1951 Airport Road, Suite 120
Atlanta, Georgia  30341

--------------------------------------------------------------------------------------------------------------------
William G. Taylor                                                                   354,700
The Springs Company
P.O. Drawer 460
Lancaster, South Carolina  29721
====================================================================================================================

                                   EXHIBIT 7.3

                          STOCKHOLDERS PROXY AGREEMENT


         STOCKHOLDERS PROXY AGREEMENT (this "Agreement"), dated as of June    ,
2000, among ELTRAX SYSTEMS, INC., a Minnesota corporation (the "Company"), and each other person and entity listed on the signature pages hereof (each, a "Stockholder").

                              W I T N E S S E T H:

         WHEREAS, as of the date hereof each Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $0.01 per share ("Cereus Common Stock"), of Cereus Technology Partners, Inc., a Delaware corporation (the "Cereus"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Cereus Common Stock owned by the Stockholders and any shares of Cereus Common Stock hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

         WHEREAS, Company and the Cereus, among others, propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"; capitalized terms herein not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of Cereus with and into a subsidiary of Company (the "Merger"); and

         WHEREAS, as a condition to the willingness of Company to enter into the Merger Agreement, Company has requested that each Stockholder agree, and, in order to induce Company to enter into the Merger Agreement, each Stockholder has agreed, to grant Company proxies to vote such Stockholder's Shares;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:


                                    ARTICLE I
                          TRANSFER AND VOTING OF SHARES

         SECTION 1.01 TRANSFER OF SHARES. During the term of this Agreement, and except as otherwise provided herein, each Stockholder shall not (a) sell, pledge or otherwise dispose of any of its Shares if such transaction would result in the Stockholder no longer having the power to vote or cause to be voted the Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any of the Cereus Common Stock if such transaction would result in the Stockholder no longer having the power to vote or cause to be voted the Shares.

         SECTION 1.02 VOTING OF SHARES; FURTHER ASSURANCES. (a) Each Stockholder, by this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint Company, or any nominee of Company, with full power of substitution, during and for the term of this Agreement, as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of the Cereus (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Cereus that the law of the State of Delaware may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Cereus and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Cereus under the Merger Agreement or which could result in any of the conditions to the obligations of Cereus under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Stockholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

                         (b)    Each  Stockholder  shall  perform  such  further
acts and execute such further documents and instruments as may reasonably be required to vest in Company the power to carry out the provisions of this Agreement.

                         (c)    Nothing  contained  in this  Agreement  shall be
deemed to restrict a Stockholder who is also a director of the Cereus from taking actions in his or her capacity as a director as may be permitted under the Merger Agreement.

         SECTION 1.03 TERM OF AGREEMENT. This Agreement shall be effective as of the date hereof and shall expire on the earlier of (a) the Effective Time and
(b) the date of the termination of the Merger Agreement pursuant to its terms.

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                                  STOCKHOLDERS

         Each Stockholder, severally and not jointly, hereby represents and warrants to Company as follows:

         SECTION 2.01 DUE ORGANIZATION, ETC. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized and validly existing under the laws of the jurisdiction of its organization. Such Stockholder has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 2.02 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or similar organizational documents of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which it or any of its properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder or (if such Stockholder is a corporation) any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by such Stockholder of its obligations under this Agreement.

                         (b)    The execution  and delivery of this  Agreement
by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

         SECTION 2.03 TITLE TO SHARES. Other than to the extent described in Exhibit A hereto, such Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Stockholder as follows:

         SECTION 3.01 DUE ORGANIZATION, ETC. The Company is a corporation duly organized and validly existing under the laws of the State of Minnesota. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming its due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         SECTION 3.02 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by the Company of its obligations under this Agreement.

                         (b)    The  execution  and  delivery of this  Agreement
by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Company of its obligations under this Agreement.


                                   ARTICLE IV
                               GENERAL PROVISIONS

         SECTION 4.01 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

             (a)   If to the Company

                   Eltrax Systems, Inc.
                   400 Galleria Parkway, Suite 300
                   Atlanta, Georgia 30339
                   Attention:  Chief Executive Officer
                   Telecopier No.:  (678) 589-3570

                   with a copy to:

                   Jaffe, Raitt, Heuer & Weiss, Professional Corporation One Woodward Avenue
                   Suite 2400
                   Detroit, Michigan  48226
                   Attention:  William E. Sider, Esq.
                   Telecopier No.:  (313) 961-8358

             (b) If to a Stockholder, to such Stockholder's address set forth on Exhibit A.

         SECTION 4.02 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 4.03 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 4.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         SECTION 4.05 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that the Company may assign its rights, interests and obligations hereunder to any successor or parent entity of the Company whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Closing).

         SECTION 4.06 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 4.07 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 4.08 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. COMPANY AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY GEORGIA STATE OR FEDERAL COURT SITTING IN THE CITY OF ATLANTA, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND COMPANY AND EACH OF THE STOCKHOLDERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH GEORGIA STATE COURT OR SUCH FEDERAL COURT. THE COMPANY AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO

SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         SECTION 4.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.




                             [SIGNATURES NEXT PAGE]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized officer, all as of the date first written above.

                                       ELTRAX SYSTEMS, INC.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                       STOCKHOLDERS:



                                       ---------------------------------------
                                       STEVEN A. ODOM



                                       ---------------------------------------
                                       AMY L. NEWMARK



                                       ---------------------------------------
                                       JAMES M. LOGSDON



                                       ---------------------------------------
                                       JOSEPH W. WRIGHT, JR.



                                       ---------------------------------------
                                       GARY H. HECK



                                       ---------------------------------------
                                       JULIET M. REISING



                                       ---------------------------------------
                                       MAX E. BOBBITT

                                    EXHIBIT A

                              LIST OF STOCKHOLDERS



====================================================================================================================
NAME AND ADDRESS OF STOCKHOLDER                                       NUMBER OF SHARES OF COMPANY COMMON
                                                                    STOCK OWNED BENEFICIALLY AND OF RECORD
--------------------------------------------------------------------------------------------------------------------
Steven A. Odom                                                                      675,825
Cereus Technology Partners, Inc.
400 Northpark, Suite 1000
1000 Abernathy Road
Atlanta, Georgia  30328

--------------------------------------------------------------------------------------------------------------------
Amy L. Newmark                                                                      250,000
21 Hedgerow Lane
Greenwich, Connecticut 06831

--------------------------------------------------------------------------------------------------------------------
James M. Logsdon                                                                    205,000
Cereus Technology Partners, Inc.
400 Northpark, Suite 1000
1000 Abernathy Road
Atlanta, Georgia  30328

--------------------------------------------------------------------------------------------------------------------
Joseph W. Wright, Jr.                                                               158,414
599 Lexington Avenue, 44th Floor
New York, NY 10022

--------------------------------------------------------------------------------------------------------------------
Gary H. Heck                                                                        75,000
19638 Painted Ridge Loop
Bend, Oregon 97702

--------------------------------------------------------------------------------------------------------------------
Juliet M. Reising                                                                   55,000
Cereus Technology Partners, Inc.
400 Northpark, Suite 1000
1000 Abernathy Road
Atlanta, Georgia  30328

--------------------------------------------------------------------------------------------------------------------
Max E. Bobbitt                                                                      50,000
70 Beachside Drive, Apt. 203
Vero Beach, Florida 32963

====================================================================================================================